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                                                                     EXHIBIT 3.7



                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (TO BE SUBMITTED IN DUPLICATE)


      Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is GROUND ZERO INC..

The Corporate number is 00450207.

The name under which it was originally organized was GROUND ZERO INC..


2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholder on February 12, 1998.


3. Article Number Six is amended to read as follows:

      The number of directors to constitute the Board of Directors is one (1).


4. Of the thirty thousand (30,000) shares authorized, only one hundred (100) of such shares are outstanding and entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

             CLASS                              NUMBER OF OUTSTANDING SHARES
             Common                             100


5. The number of shares voted for and against the amendment was as follows:

             CLASS                   NO. VOTED FOR          NO. VOTED AGAINST
             Common                  100                    0




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6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:



If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:



7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:



IN WITNESS WHEREOF, the undersigned, President has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 16th day of February, 1998.



        PLACE
   CORPORATE SEAL
        HERE.
 (IF NO SEAL, STATE "NONE')

       [SEAL]

                                                GROUND ZERO INC.
                                                ------------------------------
                                                Name of Corporation


ATTEST:


 /s/ Steven Goldstein                           By /s/ Steven Goldstein
-------------------------------                   ----------------------------
Secretary                                          Steven Goldstein, President



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State of Missouri       )
                        )     SS
County of St. Louis     )


      I, Donna Honnoll, a Notary Public, do hereby certify that on this 4th day of March, 1998, personally appeared before me Steven Goldstein who, being by me first duly sworn, declared that he is the President and Secretary of Ground Zero Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.




                                                /s/ Donna L. Honnoll
                                                ------------------------
                                                Notary Public



My commision expires
                              DONNA L. HONNOLL
                            Notary Public-Notary Seal
                                STATE OF MISSOURI
                                St. Louis County
                    My Commission Expires: May 24, 2001